EXHIBIT 99.3

CERTEGY INC.

OFFER TO EXCHANGE

Its
4.75% Notes due 2008
Which Have Been Registered Under the Securities Act of 1933
for Any and All of Its Outstanding
4.75% Notes due 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 200 , UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

      We are enclosing herewith an offer by Certegy Inc., a Georgia corporation (the “Company”), to exchange the Company’s 4.75% Notes due 2008 (the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding 4.75% Notes due 2008 (the “Old Notes”) which have not been registered, upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated                     ,           (as the same amended and supplemented from time to time, the “Prospectus”), and related Letter of Transmittal (which together with the Prospectus constitutes the “Exchange Offer”).

      For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1. A Prospectus dated , ;

2. A Letter of Transmittal for your use and for the information of your clients;

3. A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. A Notice of Guaranteed Delivery; and

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in the Letter of Transmittal after the instructions thereto).

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

      The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

      Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) any New Notes acquired in exchange for Old Notes tendered hereby are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned is such person, (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of the New Notes, (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iv) neither the Holder nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (v) if the undersigned is a broker-dealer, such person has acquired the Old Notes as a result of market-making activities or other trading activities, (vi) if the undersigned or the person receiving the New Notes is a broker-dealer that is receiving New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, the undersigned acknowledges that it or such other person will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that the undersigned or such other person is an “underwriter” within the meaning of the Securities Act, and (vii) if the undersigned is participating in the Exchange Offer for the purpose of distributing the New Notes it acknowledges that (A) the undersigned cannot rely on the position of the staff of the SEC in certain no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC, and (B) failure to comply with such requirements in such instance could result in the undersigned incurring liability under the Securities Act for which the undersigned is not indemnified by the Company.

      The enclosed letter to clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

      The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

      Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at the following telephone number: (404) 588-7063.

Very truly yours,

Certegy Inc.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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